UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2001

Best Buy Co., Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-9595	41-0907483
(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 947-2000

N/A
(Former name or former address, if changed since last report.)

ITEM 5.      OTHER EVENTS.

Best Buy Co., Inc. issued the attached press releases in connection with its private offering of approximately $300 million in convertible debentures.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release issued June 21, 2001
99.2	Press Release issued June 22, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date:	June 26, 2001	By:	/s/ Darren R. Jackson
		Name:	Darren R. Jackson
		Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer